Press Release
Universal Display Contact:
Darice Liu
investor@oled.com media@oled.com +1 609-964-5123

Universal Display Corporation Announces the Appointment of New Board Member

Ewing, N.J. – December 17, 2024 – Universal Display Corporation (Nasdaq: OLED) (UDC), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today announced that April E. Walker has joined the Company’s Board of Directors, effective January 1, 2025. The addition of this new director will expand UDC’s Board to 11 members.

“I am pleased to welcome April to the Board,” said Steven V. Abramson, President and Chief Executive Officer of Universal Display Corporation and a member of the Board. “April brings a wealth of experience and a strong technology background to the Board, bolstering UDC’s commitment to innovation and leadership in the OLED ecosystem. She has held senior leadership roles at several preeminent technology companies where she developed expertise in artificial intelligence (AI), cybersecurity, data center infrastructure, and digital innovation. We believe that April’s expansive knowledge of cutting-edge technology and strategic acumen will further strengthen the capabilities of our Board as we continue our OLED growth journey and explore new frontiers of possibility.”

April E. Walker is a global leader in the technology industry, known for her passion for digital innovation and transformation, and her knowledge of the strategic adoption of artificial intelligence. With more than 30 years of leadership experience at leading tech and enterprise companies, including Microsoft, MetLife,

NBCUniversal, and Salesforce, Ms. Walker has a strong blend of expertise in business strategy, customer experience, technology, sales, and operations. Currently, she is a strategic advisor, columnist, thought leader, and speaker on emerging technology and industry transformation. She serves as an advisory board member for the Drexel University Solutions Institute and an Adjunct Professor for Drexel’s Executive MBA program. Ms. Walker holds an MBA from the MIT Sloan School of Management and specialized executive certifications in Artificial Intelligence, as well as Data Science and Machine Learning (ML), from the MIT Schwarzman College of Computing. Additionally, she has an MS in Engineering Management from The George Washington University School of Engineering and Applied Science. Ms. Walker also serves on the Board of Sangoma Technologies Corporation (Nasdaq: SANG; TSX: STC).

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 6,000 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation. All other Company, brand or product names may be trademarks or registered trademarks.

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All statements in this document that are not historical, such as those relating to the projected adoption, development and advancement of the Company’s technologies, and the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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